InspireMD Announces Regulatory Approval and Reimbursement to

Commercialize both CGuard™ EPS and MGuard Prime™ Products in Vietnam

Tel Aviv, Israel— April 30, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced it has received regulatory approval, and has initiated commercialization of its CGuard™ Embolic Prevention System (EPS) and MGuard Prime™ in Vietnam. Both of these devices utilize the company's patented MicroNet™ technology.

"Our ability to initiate commerzialition for both of the company’s devices was due to our capability to coordinate getting three key elements in place concurrently and quickly. Specifically, we secured regulatory approval, a valid import license and product reimbursement, all of which come from Vietnam’s Department of Medical Equipment and Health Works (DMEHW), a unit of the Ministry of Health (MOH). Part of this effort was coordinated by DO GIA, our recently appointed distributor in Vietnam. DO GIA has an established distribution network across Vietnam that covers both physicians, clinics and hospitals. With a population of over 100 million people, Vietnam represents another important step forward in our focused expansion across Asia," commented Agustin Gago, Chief Commercial Officer of InspireMD.

CGuard™ EPS is a carotid embolic protection system that is designed to deliver the company’s self-expanding stent wrapped in the company’s proprietary MicroNetTM technology to the carotid arteries using a rapid exchange delivery system to prevent embolic events that can lead to stroke. The MGuard Prime™ coronary stent system consists of the company’s coronary balloon expandable stent wrapped with MicroNet™ pre-mounted on a rapid exchange balloon catheter, that prevents embolic events in the heart that can result in myocardial infarction, heart failure and even death. Both products are now being sold in a variety of markets across Europe, Middle East, Asia and Latin America.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com